EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated effective the 19th day of May, 1995, between MEDICAL INNOVATIONS, INC., a Delaware corporation (the "Company"), and ARTHUR L. RICE (the "Employee"). The Company and Employee may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties."

                                   WITNESSETH:

                  That for and in consideration of the mutual covenants, promises and undertakings hereinafter contained, the Parties hereby undertake and agree as follows:

                            1. EMPLOYMENT TERM. The Company hereby employs the
Employee commencing on the date hereof for a term of three (3) years, unless sooner terminated as hereinafter provided. The term of this Agreement may be renewed or extended for one or more successive additional one (1) year terms upon mutual agreement of the Parties prior to the expiration of the initial term or any such renewal term. Sections 14 and 15 of this Agreement shall survive the completion or termination of this Agreement or at such time when the Employee ceases to be employed, for any reason whatsoever, with the Company. Section 15, however, shall not survive termination of this Agreement by Employee pursuant to
Section 12 hereof. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

                            2. DUTIES. The Employee shall serve as President of
the Company's wholly-owned subsidiary, Hospital HomeCare Corporation ("HHCC"), and agrees to devote his full time and efforts to the faithful performance of his duties to the Company. The Employee also agrees to perform, without additional compensation, such other services for the Company, and for any parent, subsidiary or affiliate corporations of the Company and any partnerships in which the Company may from time to time have an interest (herein collectively called "Affiliates"), as the Chief Executive Officer of the Company may from time to time specify, if such services are of the nature consistent with the duties associated with the position for which the Employee has been hired pursuant to the terms hereof. The term "Company" as used herein shall be deemed to include and refer to all such Affiliates.

                            3. EXTENT OF SERVICE. The Employee shall devote his
full time, attention and energy to the business of the Company, and shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from acting as executor or trustee of certain estates or making passive investments in other businesses or enterprises, including a partnership owning rental property, if
(i) such investments will not require services on the part of the Employee which would in any way impair the performance of his duties under this Agreement, (ii) such other businesses or enterprises are not engaged in any business that is in any way competitive with the business of the Company, (iii) such other businesses or enterprises do not transact business with the Company or any Affiliate, and (iv) the Employee has complied with Sections 13, 14 and 15 of this Agreement with respect to such passive investment.

                            4. COMPENSATION. As payment for the services to be
rendered by the Employee hereunder during the initial term, the Employee shall be entitled to receive a salary in the amount of $4,166.67 per month effective as of the date hereof, which shall be payable during the term of this Agreement, or until the earlier termination of employment by the Employee, in accordance with the payroll policies of the Company in effect from time to time.

                            5. BONUS. Beginning with the fiscal year ending
December 31, 1995, Employee shall be entitled to receive an annual bonus to be determined in the sole discretion of the Board. Such bonus shall be paid on an annual basis within ninety (90) days after each fiscal year end.

                            6. STOCK OPTIONS. As additional compensation to the
Employee for services to be performed hereunder, MI will grant to the Employee stock options pursuant to MI's 1988 Stock Option Plan that will entitle the Employee to purchase 100,000 shares of common stock, $0.0075 par value, of the Company at the last reported sales price for such stock on May 19, 1995.

                            7. EXPENSES. During the term of this Agreement, the
Company shall pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the business of the Company and approved by the Chief Executive Officer or the Board of Directors of the Company, upon submission by him of an appropriate statement documenting such expenses as required by the Internal Revenue Code, as amended from time to time.

                            8. EMPLOYEE BENEFITS. During the term of this
Agreement, the Employee shall be entitled to participate in all employee benefit plans from time to time made available to the employees of the Company, including any retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans. For so long as the Company provides any of its employees with the use of automobiles owned by the Company, the Employee will have the use of such an automobile designated by the Company.

                            9. VACATION. During the term of this Agreement, the
Employee shall be entitled to annual vacation time determined in accordance with the vacation policies of the Company in effect from time to time, during which time his compensation shall be paid in full. Unused vacation time shall not accrue from year to year. Notwithstanding the Company's vacation policy in effect, the Employee will be entitled to three (3) weeks of vacation in the Company's fiscal year ending December 31, 1995.

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                            10. TERMINATION OF EMPLOYMENT FOR CAUSE. The Company
may terminate the employment of the Employee For Cause. As used herein, the term "For Cause" shall mean any one or more of the following:

                  (a) material or repeated violation by the Employee of the terms of this Agreement or his material or repeated failure to perform his duties as described in Section 2 in a manner consistent with his position;

                  (b) excessive absenteeism on the part of the Employee not related to illness;

                  (c) the Employee's indictment for a felony;

                  (d) the Employee's commission of fraud, embezzlement, theft or crimes constituting moral turpitude, in any case whether or not involving the Company, that, in the reasonable opinion of the Company, renders the Employee's continued employment harmful to the Company;

                  (e) the voluntary resignation of the Employee without the prior consent of the Company unless such resignation arises from the breach of the Company of this Agreement or actions of the Company that violate applicable laws;

                  (f) substance abuse on the part of the Employee; or

                  (g) the Employee knowingly acting in bad faith relative to the Company's business interests.

In the event of termination of his employment For Cause, the Employee shall be entitled to receive his compensation, as determined in Section 4 of this Agreement and excluding any profit sharing or other bonuses, due or accrued on a pro rata basis to the date of termination.

                            11. DISABILITY. As used herein, "Disability" shall
mean a physical or mental incapacity of the Employee that, in the good faith determination of the Company, has prevented him from performing the duties assigned him by the Company for ninety (90) consecutive days or for a period of more than ninety (90) days in the aggregate in any eighteen (18) month period and that, in the determination of the Company after consultation with a medical doctor appointed by the Company, may be expected to prevent the Employee for any period of time thereafter from devoting his full time and energies to his duties as provided hereunder. The Employee's employment hereunder shall cease as of the date of such determination. The Employee agrees to submit to medical examinations, at the Company's sole cost and expense, to determine whether a Disability exists pursuant to reasonable requests that the Company may provide from time to time. During the Period of such physical or mental incapacity as provided above, the salary otherwise payable to the Employee may, in the absolute discretion of the Company, be reduced by the

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amount of any disability benefits or payments received by the Employee from the
Company or any health plan funded in whole or in part by the Company (excluding health insurance benefits or other reimbursement of medical expenses attributable to insurance policies).

                            12. TERMINATION BY EMPLOYEE FOR CAUSE. The Employee
may terminate this Agreement upon the occurrence of any Event of Default. As used herein, the term "Event of Default" shall mean (i) the material breach of any provision of this Agreement by the Company, (ii) if the Employee is not elected as a member of the Board of Directors of the Company on or before June 30, 1995, or (iii) if the Employee is removed, or is not reelected, as a member of the Board of Directors of the Company or HHCC. Notwithstanding any provision hereof to the contrary, however, the Employee may not terminate this Agreement until it has provided to the Company (i) written notice of the occurrence of an Event of Default, and (ii) ten (10) days in which to cure the Event of Default. In the event of termination of this Agreement due to the occurrence of an Event of Default, the Employee shall have no further obligations hereunder, and the provisions of Section 15 hereof shall have no further force or effect and shall not survive termination of this Agreement.

                            13. BUSINESS OPPORTUNITIES. For as long as the
Employee shall be employed by the Company, the Employee agrees that with respect to any new and future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is in any way related to, or connected with, the business of the Company or its Affiliates, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Board of Directors of the Company in writing (the "Notice of Opportunity") of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Company does not elect to exercise its right to take advantage of such opportunity.

                            14. CONFIDENTIAL INFORMATION. The Employee
acknowledges that in the course of his employment with the Company, he will receive, and be made aware of, and exposed to certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that such Information is confidential and he agrees that he will not reveal such Information to anyone outside the Company. The Employee further agrees that during the term of this Agreement and thereafter he will not use such Information in competing with the Company. Upon termination of his employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Company.

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                            15. COVENANT NOT TO COMPETE. Employee recognizes
that the Company has business goodwill and other legitimate business interests which must be protected. In addition, Employee acknowledges that he would not have access to the Information except through his employment with Company. Therefore, in exchange for access to the Information and the benefits of employment with the Company, the Employee agrees not to compete with Company for a period of two (2) years from the date of the termination of the Employee for any reason (subject to Section 10 hereof), in accordance with the following provisions:

                                A. Employee will not in any capacity or
relationship enter into, engage in, or be connected with any business or business operation or activity which consists in whole or in part of the business of the Company, within the United States of America. For purposes of this Agreement, the business of the Company is acknowledged and agreed to be providing health care services in the home or providing consulting or management services to hospitals and free-standing home healthcare agencies regarding home health care programs (the "Company's Business"); and

                                B. Employee will not call upon any customer
whose account is serviced in whole or in part by the Company at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any goods included within the product lines of the Company; and

                                C. Employee will not intentionally divert,
solicit or take away any customer, supplier or employee of the Company, or the patronage of any customer or supplier of the Company, or otherwise interfere with or disturb the relationship existing between the Company and any of its customers, suppliers or employees, directly or indirectly.

                  It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this paragraph 14 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the goodwill and legitimate business interests of the Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

                  The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 15 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of said covenants in addition to any other remedies at law or equity that may be available to the Company.

                            16. NOTICES. All notices, requests, consents and
other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, returned receipt requested, or telegraphed and confirmed if addressed to the respective parties as follows:

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                  If to Company:              Medical Innovations, Inc.
                                              One Riverway, Suite 2300
                                              Houston, Texas  77056
                                              Attn:  Chief Executive Officer
                                              Facsimile No. (713) 590-2520

                            Copy to: Boyer, Ewing & Harris Incorporated Nine Greenway Plaza, Suite 3100 Houston, Texas 77046
                                              Attention: John R. Boyer, Jr.
                                              Facsimile No. (713) 871-2024

                  If to Employee:             Mr. Arthur L. Rice
                                              1140 Empire Central, Suite 500
                                              Dallas, Texas  75247

Either Party hereto may designate a different address by providing written notice of such new address to the other Party hereto.

                            17. SPECIFIC PERFORMANCE. The Employee acknowledges
that a remedy at law for any breach or attempted breach of Sections 11, 12 or 13 of this Agreement will be inadequate, the Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

                            18. SEVERABILITY. Whenever possible, each provision
of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remainder of such provision or the remaining provisions of this Agreement.

                            19. ASSIGNMENT. This Agreement may not be assigned
by the Employee. Neither the Employee, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable.

                            20. BINDING EFFECT. Subject to the provisions of
Section 19 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

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                            21. GOVERNING LAW. This Agreement shall be construed
and enforced in accordance with and governed by the laws of the State of Texas. In the event of a dispute concerning this Agreement, venue shall lie in the appropriate federal or state district courts located in, or if not applicable, closest to Houston, Texas.

                            22. PRIOR EMPLOYMENT AGREEMENTS. Employee represents
and warrants to the Company that he has fulfilled all of the terms and conditions of all prior employment agreements to which he may be or have been a party, and at the time of execution of this Agreement is not a party to any other employment agreement. This Agreement shall specifically replace and supersede any employment agreement the Employee may presently have or have had in the past with the Company.

                            23. PAROLE EVIDENCE. This Agreement constitutes the
sole and complete agreement between the Parties hereto, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by Employee of any of the duties of his employment with Company.

                            24. WAIVER. Any waiver to be enforceable must be in
writing and executed by the Party against whom the waiver is sought to be enforced.

                            IN WITNESS WHEREOF, the Parties hereto have executed
this Agreement as of the date and year first above written.

                                  THE COMPANY:

                                  MEDICAL INNOVATIONS, INC.


                                  By: /s/ MARK H. FISHER
                                          Mark H. Fisher, Chairman of the Board,
                                          President and Chief Executive Officer


                                  THE EMPLOYEE:


                                      /s/ ARTHUR L. RICE
                                          Arthur L. Rice

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